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                                                                    Exhibit 99.5

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PROXY


                         RATIONAL SOFTWARE CORPORATION
                        SPECIAL MEETING OF STOCKHOLDERS
                                 July 30, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of Rational Software Corporation, a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Stockholders and Prospectus/Joint Proxy Statement, each dated June 30, 1997, and hereby appoints Paul D. Levy and Robert T. Bond, and each of them, with full power of substitution, as Proxy or Proxies, to vote all shares of the Common Stock of the undersigned at the Special Meeting of Stockholders of the Company to be held on July 30, 1997, and at any adjournments thereof, upon the proposals set forth on this form of proxy and described in the Prospectus/Joint Proxy Statement, and in their discretion with respect to such other matters as may be brought before the meeting or any adjournments thereof.


                (Continued and to be signed on the other side)


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(1) To approve the reservation and issuance of shares of the Common Stock, par value $0.01 per share, of Rational (the "Rational Common Stock") to the stockholders of Pure Atria Corporation ("Pure Atria") pursuant to an Agreement and Plan of Reorganization, dated April 7, 1997, by and among Rational, Pure Atria and Wings Merger Corporation, a wholly owned subsidiary of Rational ("Merger Sub"), providing, among other things, (i) for the merger of Merger Sub with and into Pure Atria, resulting in Pure Atria becoming a wholly owned subsidiary of Rational (the "Merger"), (ii) for the conversion of outstanding shares of Common Stock, par value $.0001 per share, of Pure Atria ("Pure Atria Common Stock") into the right to receive
    0.9 (the "Exchange Ratio") shares of Rational Common Stock, and (iii) that each outstanding option or right to purchase Pure Atria Common Stock under the Pure Atria stock option plans and the Pure Atria stock purchase plan will be assumed by Rational and will become an option or right to purchase Rational Common Stock, with appropriate adjustments to be made to the number of shares issuable thereunder and the exercise price thereof based on the Exchange Ratio.

                                  Please mark
                                 your votes as
                                 indicated in
                                 this example    [X]

FOR                                AGAINST                         ABSTAIN

[_]                                  [_]                             [_]

(2) To approve the amendment and restatement of Rational's Certificate of Incorporation to increase the authorized number of shares of Common Stock from 75,000,000 to 150,000,000, which will, among other things, provide Rational with a sufficient number of authorized but unissued shares of Common Stock to consummate the Merger.

                                  Please mark
                                 your votes as
                                 indicated in
                                 this example    [X]

FOR                                AGAINST                         ABSTAIN

[_]                                  [_]                             [_]


THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED FOR EACH OF THE PROPOSALS LISTED ABOVE, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING

Either of such Proxies or substitutes shall have and may exercise all of the powers of said Proxies hereunder.

Signatures(s) ________________________________________________  Date___________
(This proxy should be marked, dated, signed by the stockholder or stockholders exactly as the stockholder's or stockholders' names appear hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary or representative capacity should so indicate. If shares are held by joint tenants, as community property or otherwise by more than one person, all should sign).

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